Exhibit 4(b)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of ViryaNet Ltd. (the “Company”):

1)	Registration Statement on Form S-8 (File Number 333-65904), of the Company,

2)	Registration Statement on Forms F-3/A (File Number 333-114504) of the Company, and

3)	Registration Statement on Form F-3/A (File Number 333-130632) of the Company;

of our report dated August 29, 2007, with respect to the consolidated financial statements of the Company included in its Annual Report on Form 20-F for the year ended December 31, 2006.

Tel-Aviv, Israel	KOST, FORER GABBAY and KASIERER
August 29, 2007	A Member of Ernst & Young Global